UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
May 18, 2017
NL Industries, Inc.
(Exact name of registrant as specified in its charter)
New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2017, the registrant's board of directors elected Courtney J. Riley as the registrant's president.  Ms. Riley was formerly the registrant's executive vice president, environmental affairs and general counsel.   Robert D. Graham was formerly the registrant's president, and Mr. Graham continues to serve as the registrant's chief executive officer.  As already disclosed in the registrant's filings with the U.S. Securities and Exchange Commission, Ms. Riley is an employee of Contran Corporation ("Contran"), and provides her services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see "Certain Relationships and Transactions" in the registrant's 2017 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see "Certain Relationships and Transactions" in the 2017 proxy statement, which discussion is also incorporated herein by reference.

Courtney J. Riley, age 52, served as the registrant's executive vice president, environmental affairs and general counsel from January 2017 to May 2017, as the registrant's vice president, environmental affairs and general counsel from May 2016 to January 2017, and as the registrant's vice president, environmental affairs from 2012 to January 2017.  She currently serves as vice president, environmental affairs of Kronos Worldwide, Inc.,  a publicly held corporation in which the registrant has a significant investment, as executive vice president, environmental affairs of Valhi, Inc., the registrant's publicly held parent corporation, and senior vice president, environmental affairs of Contran.  Ms. Riley has served in legal and environmental affairs positions (including officer positions) with various companies related to the registrant and Contran since 2009.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2017 annual meeting of shareholders on May 18, 2017.  At the 2017 annual meeting, the registrant's shareholders voted on the three proposals described in detail in the registrant's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 29, 2017.  Shareholders present at the 2017 annual meeting, either in person or by proxy, represented 94.3% of the 48,705,884 shares eligible to vote at the meeting.

Proposal 1:  Election of Directors

The registrant's shareholders elected Keith R. Coogan, Loretta J. Feehan, Robert D. Graham, John E. Harper, Cecil H. Moore, Jr. and Thomas P. Stafford as directors.  Each director nominee received votes "For" his or her election from at least 89.9% of the shares eligible to vote at the annual meeting.

Proposal 2:  Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant's shareholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant's named executive officers as described in the registrant's 2017 proxy statement.  The resolution received the approval from 88.8% of the shares eligible to vote at the annual meeting.

Proposal 3:  Say-When-on-Pay, Nonbinding Advisory Vote on the Preferred Frequency of Executive Compensation Votes

The registrant's stockholders voted, on a nonbinding advisory basis, on the preferred frequency of every year, every other year or every third year for future advisory votes on the named executive officer compensation as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.  An annual vote on such named executive officer compensation received the vote of 89.2% of the shares eligible to vote at the annual meeting.  In light of the results of this nonbinding advisory vote, the registrant currently intends in the future to hold an annual nonbinding advisory vote on such named executive officer compensation.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on May 18, 2017, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

The information, including the exhibit, the registrant furnishes in this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated May 18, 2017 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL Industries, Inc.
(Registrant)

By: /s/ Clarence B. Brown, III
Date: May 18, 2017	Clarence B. Brown, III, Vice President and Secretary

INDEX TO EXHIBITS

Item No.	Exhibit Index

99.1	Press release dated May 18, 2017 issued by the registrant.